UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2023

TRAQIQ, INC.

(Exact name of registrant as specified in charter)

California	000-56148	30-0580318
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

1931 Austin Drive
Troy, Michigan	48083
(Address of Principal Executive Offices)	(zip code)

(425) 818-0560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Between October 21, 2022 and May 12, 2023, TraQiQ, Inc. (the “Company”) issued $1.9 million original principal amount of 20% OID Senior Secured Promissory Notes (the “Notes”) to five accredited investors, including a Note in the original principal amount of $62,500 to the Company’s Chief Executive Officer, Glen Miller. These Notes had a one year maturity date, bore interest at 10% per annum, and were convertible only upon an event of default under the Notes at the option of the holder into shares of common stock at a conversion price equal to the lower of (i) $0.015 per share or (ii) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date.

On July 17, 2023, the Company entered into Exchange Agreements (the “Note Exchange Agreements”), with these five noteholders. Under the terms of the Note Exchange Agreements, the Notes (approximately $1.94 million of outstanding principal and accrued interest) have been cancelled. In exchange, the Company has issued to the former noteholders rights to receive an aggregate of 38,800,764 shares of common stock of the Company in accordance with the terms of Series A Rights to Receive Common Stock dated July 17, 2023 (the “Series A Rights”).

On July 17, 2023, the Company also entered into Exchange Agreements (the “Series B Preferred Exchange Agreements” and, together with the Notes Exchange Agreements, the “Exchange Agreements”) with two accredited investors, including Ajay Sikka, a director of the Company and the Company’s former Chief Executive Officer, pursuant to which such investors exchanged an aggregate of 220,135 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, into an aggregate of 22,013,500 Series A Rights. Each share of Series B Preferred Stock was convertible into the 100 shares of the Company’s common stock at any time and had no voting rights. Pursuant to the Exchange Agreement with Mr. Sikka, Mr. Sikka also exchanged 5,000,000 shares of the Company’s common stock and a payment receivable from the Company for unreimbursed advances in the amount of $100,000 for an aggregate of 7,000,000 additional Series A Rights.

The outstanding Series A Rights obligate the Company to issue to the holders upon request (without the payment of any additional consideration) an aggregate of 67,814,264 shares of common stock (the “Right Shares”). The number of Right Shares is fixed, and is only subject to customary non-price-based ratable adjustments, such as stock splits, stock combinations and the like. The Series A Rights are immediately exercisable and expire on July 17, 2028.

Pursuant to the terms of the Series A Rights, the holders will not be able to exercise the Series A Rights and receive Right Shares to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.9% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon exercise of the applicable Series A Right. Each holder may decrease their applicable ownership limitation at any time and each holder, upon not less than 61 days’ prior notice to the Company, may increase their applicable beneficial ownership limitation, provided that the applicable beneficial ownership limitation may in no event exceed 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock upon exercise of the applicable Right.

The foregoing description of the Exchange Agreements is a summary and is qualified in its entirety by reference to the documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference. The foregoing description of the Series A Rights is a summary and is qualified in its entirety by reference to the Series A Right, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Series A Rights were issued by the Company in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1*	Form of Notes Exchange Agreement dated as of July 17, 2023

10.2	Form of Series B Preferred Exchange Agreement dated as of July 17, 2023

10.3	Form of Series A Right to Acquire Common Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits and similar supporting attachments or agreements to the Notes Exchange Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2023	TRAQIQ, INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer

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